UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2019

Texas Pacific Land Trust

(Exact name of registrant as specified in its charter)

Not Applicable	1-737	75-0279735
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 Pacific Avenue, Suite 2900
Dallas, Texas	75201
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number, including area code: (214) 969-5530

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Sub-shares in Certificates of Proprietary Interest (par value $0.03-1/3 per share)	TPL	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

On July 30, 2019, Texas Pacific Land Trust (the “Trust” or “TPL”) and current Trustees John R. Norris III and David E. Barry entered into a settlement agreement (the “Settlement Agreement”) with Horizon Kinetics LLC, Horizon Kinetics Asset Management LLC, Murray Stahl, SoftVest, L.P., SoftVest Advisors, LLC, Eric L. Oliver, ART-FGT Family Partners Limited, Tessler Family Limited Partnership and Allan R. Tessler (the “Investor Group”) with respect to the previous proxy contest and the pending litigation between the parties.

Pending Litigation. Pursuant to the Settlement Agreement, the parties have agreed to dismiss the pending litigation captioned Case 3:19-cv-01224-B Texas Pacific Land Trust et al v. Oliver in the U.S. District Court for the Northern District of Texas in Dallas. The parties also agreed that the Settlement Agreement cannot be used by either party to argue that injunctive relief is mooted or not available and that entry into the Settlement Agreement does not modify either party’s arguments or defenses. Neither party admitted any liability by entering into the Settlement Agreement.

Vacant Trustee Position. The Settlement Agreement further provides that the Trust’s third trustee position will remain vacant at least until the end of the Restricted Period (as defined below).

Composition of Conversion Exploration Committee. As of August 1, 2019 and until the end of the Committee Period (as defined below), the Conversion Exploration Committee (the “Committee”) will consist of seven individuals including the following three new members: Murray Stahl, Chairman of Horizon Kinetics; Eric L. Oliver, Founder and President of SoftVest Advisors; and Craig Hodges, Chief Executive Officer of Hodges Capital. They will join the existing four members of the Committee: John R. Norris III and David E. Barry, the incumbent Trustees of the Trust; Four-Star General Donald G. Cook, USAF (Retired); and Dana McGinnis, Founder and Chief Investment Officer of Mission Advisors. Trustees John R. Norris III and David E. Barry will co-chair the Committee.

Committee. The Committee will continue to be governed by its charter dated June 23, 2019, as amended and restated on July 30, 2019 (the “Committee Charter”). The CEC shall complete its work by December 31, 2019 (the “Committee Period”), unless the CEC determines otherwise. All decisions and recommendations of the Committee shall require the affirmative vote of at least five of the seven members. Due to the legal obligations of the Trustees as fiduciaries, the Committee’s recommendation will be non-binding on the Trustees and the Trust. If the Committee recommends a plan of Conversion (as defined below) by the end of the Committee Period, the Trustees will have a time period of 30 days following the receipt of such recommendation to decide whether to implement such plan of Conversion (such time period, the “Decision Period”).

Investor Group Voting Commitment. If the Committee recommends a plan of conversion that provides for the conversion of the Trust into, or the creation of, a publicly-traded corporation holding all or substantially all of the assets of the Trust (a “Conversion”) and proposes the approval of TPL shareholders, the Investor Group will be required to vote all of the TPL shares beneficially owned by it in favor of such Conversion at a special meeting called therefor by the Trustees and privately and publicly support such Conversion through a press release as an exempt solicitation.

Confidentiality. All members of the Committee have agreed to sign a confidentiality agreement in the form attached as Exhibit A to the Committee Charter.

Disputes. If the Trustees decide to implement such plan of Conversion in the form recommended by the Committee in all material respects, the Investor Group will be prohibited from challenging such Conversion in court or otherwise prior to the end of the Restricted Period. Following the Restricted Period, the parties may refile all of their claims if they choose to do so, except that prior to the filing of any legal proceeding, and within 20 days of the Restricted Period, the parties shall participate in mandatory mediation in front of a JAMS mediator in Dallas, Texas. Among other customary dispute resolution terms, (i) the Investor Group may not hold Eric L. Oliver out as a trustee of the Trust or claim that David E. Barry is not a validly elected trustee of the Trust, and (ii) unless required by law, none of the parties nor any of their representatives shall make any public statements regarding the merits of their litigation claims. Subject to certain exceptions, during the Restricted Period, each party may not pursue or assist any other person to initiate, participate, or otherwise support in any form, any legal proceeding against the other party or any of its representatives.

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Mutual Releases. If the Trustees decide to implement such plan of Conversion in the form recommended by the Committee in all material respects, the parties will grant mutual general releases in one another’s favor upon completion of such Conversion.

Restricted Period. The “Restricted Period” will be from the date of the Settlement Agreement until the end of the Committee Period; provided, however, that (i) if the Committee recommends a Conversion by the end of the Committee Period, the “Restricted Period” will extend automatically until the end of the Decision Period; (ii) if the Committee recommends a Conversion by the end of the Committee Period and the Trustees decide to implement such Conversion in the form recommended by the Committee in all material respects by the end of the Decision Period, then the “Restricted Period” will extend automatically until the six month anniversary of the expiration of the Decision Period; and (iii) if a Conversion recommended by the Committee is completed in all material respects within six months of the expiration of the Decision Period, then the “Restricted Period” will extend until the end of time.

Expense Reimbursement. Within three business days of the execution of the Settlement Agreement, the Trust will reimburse the Investor Group’s reasonable and documented out-of-pocket fees and expenses (including legal expenses) incurred to date in connection with the Investor Group’s solicitation of proxies from TPL shareholders and related litigation and the negotiation and execution of the Settlement Agreement up to an amount of $2.4 million in the aggregate. Upon the completion of the Conversion in the form recommended by the Committee in all material respects, the Trust will further reimburse the Investor Group for its remaining reasonable and documented out-of-pocket fees and expenses in an amount not to exceed $1.35 million in the aggregate.

Other Provisions. The Settlement Agreement contains certain other customary terms.

The foregoing description of the Settlement Agreement is qualified by the full text of such agreement, which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01	Other Events.

In connection with the Settlement Agreement, the Trust amended and restated the Committee Charter, dated June 23, 2019, to reflect the terms of the Settlement Agreement. A copy of the amended and restated Committee Charter is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

On July 31, 2019, the Trust issued a press release announcing its entry into the Settlement Agreement. A copy of the press release is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description
99.1	Settlement Agreement dated July 30, 2019
99.2	Amended and Restated Charter of the Conversion Exploration Committee dated July 30, 2019
99.3	Press Release of Texas Pacific Land Trust dated July 31, 2019

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 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2019	TEXAS PACIFIC LAND TRUST

	By:	/s/ Robert Packer
	Name:	Robert Packer
	Title:	Chief Financial Officer

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